UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to sec. 240.14a-12

BALLY TOTAL FITNESS HOLDING CORPORATION

(Name of Registrant as Specified in Its Charter)

LIBERATION INVESTMENTS, L.P.

LIBERATION INVESTMENTS LTD.

LIBERATION INVESTMENT GROUP, LLC

EMANUEL R. PEARLMAN

GREGG FRANKEL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

As previously publicly reported, Liberation Investments, LP (“LILP”) and Liberation Investments Ltd. (“LILTD”) filed a complaint (the “Complaint”) with the Court of Chancery of the State of Delaware in and for New Castle County (the “Court”) on November 10, 2005 pursuant to Section 220 of the Delaware General Corporation Law seeking to compel Bally Total Fitness Holding Corporation (the “Company”) to permit them to inspect the Company’s stockholder list and certain books and records of the Company relating to, among other things, the (i) adoption by the Company’s Board of Directors (the “Board”) on October 18, 2005 of a Stockholder Rights Plan, (ii) independence of certain directors and the circumstances of their appointment to the Board and (iii) Company’s retention of Russell Reynolds Associates (“RRA”) to find independent directors and the relationship between RRA and existing directors of the Company.

On December 6, 2005, the Court granted an Order (a copy of which is attached hereto as Exhibit 1, the “Order”) in Liberation Investments, L.P., et al v. Bally Total Fitness Holdings Corporation, C.A. No. 1779-N, the action arising out of the Complaint, pursuant to which the Company was compelled to produce, subject to the terms of a confidentiality agreement to be agreed upon by the parties, “all minutes of Bally’s board of directors and/or any committees thereof, and all materials and documents that have been submitted to or considered by Bally’s board of directors and/or any committee thereof” relating to, among other things, the matters set forth in clauses (i), (ii) and (iii) of the preceding paragraph (the “Compelled Materials”). The Order requires the Company to produce the Compelled Materials to LILP and LILTD by no later than December 8, 2005.

The Order also compels the Company to produce its stockholder list and related materials to LILP and LILTD, subject to the terms of a confidentiality agreement to be agreed upon by the parties, within three business days of the filing by LILP and LILTD of a preliminary proxy statement with the Securities and Exchange Commission.

On December 7, 2005, LILP and LILTD submitted a letter to the Board (a copy of which is attached hereto as Exhibit 2, the “Letter”) requesting an explanation of certain actions taken by the Company and members of its management in connection with the Company’s equity compensation plans.

In accordance with Instruction 3 of Item 4 of Schedule 14A, LILP, LILTD, Liberation Investment Group, LLC (“LIGLLC”), Emanuel R. Pearlman and Gregg Frankel will be deemed to be participants in the solicitation in connection with the Proposal. The number of shares of the Company’s common stock beneficially owned by these persons as of November 21, 2005 is as follows: LILP (2,662,963), LILTD (1,436,487), LIGLLC (4,099,450), Mr. Pearlman (4,134,450), Gregg Frankel (0).

SECURITY HOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY THE REPORTING PERSONS IN CONNECTION WITH THE PROPOSAL WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN

IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL BE AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV.